THIS COMMON STOCK PURCHASE WARRANT IS ISSUED PURSUANT TO THE AGREEMENT AND PLAN OF MERGER BETWEEN AMHN, INC. AND VITAMEDMD, LLC WHICH CLOSED ON OCTOBER 4, 2011. THIS WARRANT REPLACES IN ITS ENTIRETY THAT CERTAIN WARRANT ISSUED BY VITAMEDMD, LLC TO THE WARRANTHOLDER DATED MARCH 6, 2011.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR PLEDGED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR IF THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

THERAPEUTICSMD, INC.

WARRANT

(ISSUED IN CONNECTION WITH THE GUARANTY OF A LINE OF CREDIT ISSUED BY 1ST UNITED BANK)

Warrant No.: 2
Date of Issuance: October 4, 2011
Initial Units: 204,571

THERAPEUTICSMD, INC., a Nevada corporation, (the "***Company***"), for value received, hereby grants to **John C.K. Milligan, IV**, or his registered permitted assigns (the "***Holder***") the right to purchase from the Company Two Hundred Four Thousand Five Hundred Seventy-One (204,571) shares of the Company's Common Stock, $0.0001 par value per share (the "***Shares***") at a per Share price of $0.2444 (the "***Purchase Price***"), all as subject to adjustment and upon the terms and conditions hereinafter provided. To the extent not exercised, the Holder's rights under this Warrant shall become void at 5:00 p.m. on the Expiration Date. This Warrant (the "***Warrant***") was issued in conjunction with the guaranty (the "***Guaranty***") by the Holder of a line of credit provided to the Company's subsidiary, vitaMedMD, LLC, a Delaware limited liability company ("VitaMed"), by 1st United Bank (1st United Bank together with its successors and assigns the "***Lender***") pursuant to the Guaranty Agreement dated March 6, 2011 by and among VitaMed, the Holder and the other persons issuing guarantees to the Lender with respect to the line of credit (the "***Guaranty Agreement***").

This Warrant is subject to the following provisions:

1. **Vesting**. Provided that the Guaranty is still in effect, this Warrant shall be exercisable as it vests as follows:

Warrants to purchase 20,833 Units shall vest on June 30, 2011
Warrants to purchase an additional 20,833 Units shall vest on September 30, 2011
Warrants to purchase an additional 20,833 Units shall vest on December 31, 2011
Warrants to purchase an additional 20,834 Units shall vest on March 31, 2012
Warrants to purchase an additional 20,833 Units shall vest on June 30, 2012
Warrants to purchase an additional 20,833 Units shall vest on September 30, 2012
Warrants to purchase an additional 20,833 Units shall vest on December 31, 2012
Warrants to purchase the remaining 20,834 Units shall vest on March 31, 2013

THIS COMMON STOCK PURCHASE WARRANT IS ISSUED PURSUANT TO THE AGREEMENT AND PLAN OF MERGER BETWEEN AMHN, INC. AND VITAMEDMD, LLC WHICH CLOSED ON OCTOBER 4, 2011. THIS WARRANT REPLACES IN ITS ENTIRETY THAT CERTAIN WARRANT ISSUED BY VITAMEDMD, LLC TO THE WARRANTHOLDER DATED MARCH 6, 2011.

2. **Exercise of Warrant.**

(a) This Warrant may be exercised by the Holder, to the extent vested, in whole or in part at any time and from time to time during the Exercise Period (as hereinafter defined) by the surrender of this Warrant, together with the completed Exercise Agreement substantially in the form set forth in Exhibit I, executed by the Holder accompanied by payment in full in cash or by a check payable to the Company in an amount equal to the product of the Purchase Price multiplied by the number of Shares being purchased upon such exercise.

(b) If the Lender exercises its rights under the Holder's Guaranty and the Holder pays to the Lender all or a portion of the amounts due and owing to the Lender, this Warrant shall be exercised, without any further action on the part of the Holder or the Company, for such number of Shares (whether or not vested) as equals (x) the amount paid by or on behalf of the Holder to the Lender under the Guaranty divided by (y) $0.30. Upon exercise of this Warrant pursuant to this Section 2(b) any and all amounts due and payable by the Company to the Holder under the Guaranty Agreement shall be deemed paid in full.

(c) The Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser immediately prior to the close of business on the date of its surrender for exercise, and the Purchaser shall be deemed for all purposes to have become the record holder of such Stock at such time.

(d) As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder a certificate or certificates for the number of Shares to which the Holder shall be entitled, together with a new warrant certificate for any unexercised warrants.

3. **Adjustments.**

(a) **<u>Splits and Dividends</u>.** If the outstanding Company Shares are subdivided into a greater number of Shares or a dividend in Company Shares is paid in respect of Company Shares, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding Company Shares are combined into a smaller number of Shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of Shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(b) **<u>Reclassification, Etc</u>.** In case there occurs any reclassification or change of the outstanding securities of the Company or any Reorganization on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or Reorganization shall be entitled to receive, in lieu of the Shares or other securities and property receivable upon the exercise hereof prior to such consummation, the Shares or other securities or property to which such Registered Holder would have been entitled upon such consummation if such Registered Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 3.

(c) **<u>Adjustment Certificate</u>.** When any adjustment is required to be made in the type or number of Shares or the Purchase Price pursuant to this Section 3, the Company shall promptly mail to the Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase

Price after such adjustment and (iii) the kind and amount of Shares or other securities or property into which this Warrant shall be exercisable after such adjustment.

4. Transfers.

(a) Unregistered Security. The Holder acknowledges that this Warrant, and the Shares of the Company issuable pursuant to this Warrant have not been registered under the Securities Act of 1933, as amended (the "***Securities Act***"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Shares issued upon its exercise in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Shares and registration or qualification of this Warrant or such Shares under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Shares issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

(b) Transferability. This Warrant and the Shares shall be subject to the restrictions on transferability set forth herein. Subject to the restrictions of Section 4(a), this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit A hereto) at the principal office of the Company. This Warrant (or any portion hereof) may only be transferred in connection with a proportional transfer of the Guaranty.

5. No Impairment. The Company will not, by amendment of the Articles of organization or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. The foregoing shall not, in any circumstances, prevent the Holder from taking any action permitted by this Warrant.

6. Term and Termination. The right to exercise this Warrant and the right to purchase securities upon exercise hereof shall commence on the date hereof and shall terminate on the 10th anniversary of the date of issuance of the original Warrant issued by VitaMed on March 6, 2011 (the "***Expiration Date***" and the period commencing on the Date of Issuance and ending on the Expiration Date, the "***Exercise Period***").

7. Reservation of Units. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such Shares as from time to time shall be issuable upon the exercise and conversion of this Warrant.

8. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

9. Mailing of Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing.

10. No Fractional Units. No fractional Shares will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one Share (or other share or security issuable upon exercise hereof) on the date of exercise, as determined in good faith by the Board of Directors of the Company.

11. **Amendment or Waiver.** Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated without the prior written consent of (a) the Company and (b) the Holder.

12. **Headings.** The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

13. **Governing Law.** This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

{Signature page follows.}

THIS COMMON STOCK PURCHASE WARRANT IS ISSUED PURSUANT TO THE AGREEMENT AND PLAN OF MERGER BETWEEN AMHN, INC. AND VITAMEDMD, LLC WHICH CLOSED ON OCTOBER 4, 2011. THIS WARRANT REPLACES IN ITS ENTIRETY THAT CERTAIN WARRANT ISSUED BY VITAMEDMD, LLC TO THE WARRANTHOLDER DATED MARCH 6, 2011.

In Witness Whereof, the Company has caused this Warrant to be executed by its duly authorized officer as of the first date written above.

THERAPEUTICSMD, INC.

By: ______________________________
Robert G. Finizio, Chief Executive Officer

{Signature Page to Warrant}

EXHIBIT A

ASSIGNMENT FORM

FOR VALUE RECEIVED, ____ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of Warrant Shares covered thereby set forth below, unto:

Name of Assignee	**Address/Facsimile Number**	**No. of Shares**

Dated:______________, 20__

Signature:______________________________

____

Witness: ______________________________